Exhibit 99.1
SALLIE MAE STUDENT LOAN ORIGINATIONS INCREASE 13-PERCENT
FROM YEAR-AGO QUARTER
Managed Student Loan Portfolio Reaches $160 Billion
RESTON, Va., Oct. 11, 2007 — SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, today reported third-quarter 2007 earnings and performance results that include a 13-percent rise in its student loan originations to $8.9 billion, from the 2006 third quarter’s $7.8 billion. Year-to-date 2007, student loan originations were $20.5 billion, compared to $18.6 billion in the same period last year. The company’s managed student loan portfolio totaled $160 billion at the end of the third-quarter 2007.
     “Thanks to our industry-leading brand, our scale and efficiencies, and our focus on students and families, we successfully faced a number of challenges this quarter,” said C.E. Andrews, chief executive officer. “We have a solid track record of growing our ‘core earnings’ through various political, interest rate and economic environments, and the fundamentals of our business point to a bright future for our company.”
     Sallie Mae reports financial results on a GAAP basis and also presents certain “core earnings” performance measures. The company’s management, equity investors, credit rating agencies and debt capital providers use these “core earnings” measures to monitor the company’s business performance.
     Sallie Mae reported a third-quarter 2007 GAAP net loss of $344 million, or $.85 diluted loss per share, compared to net income of $263 million, or $.60 per diluted share, in the year-ago period. Included in these GAAP results are pre-tax losses on derivative and hedging activities of $487 million in the third-quarter 2007, principally related to the decline in share price during the quarter on the company’s equity forward positions.
     Third-quarter 2007 “core earnings” net income was $305 million, or $.70 per diluted share, before $46 million, or $.11 per diluted share, in after-tax reductions to net income from the following non-recurring items: $28 million related to the recent legislative changes in the FFELP risk-sharing percentage and $18 million related to the company’s previously announced merger agreement. Including these non-recurring items, reported “core earnings” net income was $259 million, or $.59 per diluted share.

Sallie Mae	•	12061 Bluemont Way	•	Reston, Va 20190	•	www.salliemae.com

     For the first nine months of 2007, “core earnings” net income was $699 million, compared to $927 million in the same period last year.
     “Core earnings” net interest income was $664 million for the 2007 third quarter, up 10 percent from the year-ago quarter’s $601 million. “Core earnings” other income, which consists primarily of fees earned from guarantor servicing and collection activity, was $283 million in the third-quarter 2007, compared to $306 million in the year-ago period. “Core earnings” operating expenses were $337 million in the third-quarter 2007, compared to $317 million in the third-quarter 2006.
     Both a description of the “core earnings” treatment and a full reconciliation to the GAAP income statement can be found at: http://www.salliemae.com/about/investors/stockholderinfo/earningsinfo/, click on the Third Quarter 2007 Supplemental Earnings Disclosure.
***
The company will host a quarterly earnings conference call and shareholder conference today at noon. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to the company’s performance. Individuals interested in participating should call the following number today, Oct. 11, 2007, starting at 11:45 a.m. EDT: (877) 356-5689 (USA and Canada) or (706) 679-0623 (International). The conference call will be replayed continuously beginning Thursday, Oct. 11, at 3:00 p.m. EDT and concluding at midnight, Oct. 25, 2007. To access the replay, dial (800) 642-1687 (USA and Canada) or dial (706) 645-9291 (International) and use access code 5437761. In addition, there will be a live audio Web cast of the conference, which may be accessed at www.SallieMae.com. A replay will be available immediately following the conference until midnight, Oct. 25, 2007.
This press release contains “forward-looking statements” including expectations as to future market share, the success of preferred channel originations and future results. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations, and from changes in such laws and regulations, adverse results in legal disputes, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, and changes in the general interest rate environment. For more information, see the company’s filings with the Securities and Exchange Commission, including the forward-looking statements contained in the company’s Supplemental Financial Information Third Quarter 2007. All information in this release is as of Oct. 11, 2007. The Company does not undertake any obligation to update or revise these forward looking statements to conform the statement to actual results or changes in the Company’s expectations.
***
SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, is the nation’s leading provider of saving- and paying-for-college programs. The company manages $160 billion in education loans and serves nearly 10 million student and parent customers. Through its Upromise affiliates, the company also manages $19 billion in 529 college-savings plans, and 8 million members have joined Upromise to help save for college with rewards on purchases at nearly 70,000 places. Sallie Mae and its subsidiaries offer debt management services as well as business and technical products to a range of business clients, including higher education institutions, student loan guarantors and state and federal agencies. More information is available at www.salliemae.com. SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
###

Sallie Mae	•	12061 Bluemont Way	•	Reston, Va 20190	•	www.salliemae.com

SLM CORPORATION

Supplemental Earnings Disclosure

September 30, 2007

(Dollars in millions, except earnings per share)

	Quarters ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2007	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

SELECTED FINANCIAL INFORMATION AND RATIOS
GAAP Basis
Net income (loss)	$(344)	$966	$263	$739	$1,139
Diluted earnings (loss) per common share(1)	$(.85)	$1.03	$.60	$1.69	$2.56
Return on assets	(1.05)%	3.23%	1.10%	.82%	1.65%
“Core Earnings” Basis(2)
“Core Earnings” net income	$259	$189	$321	$699	$927
“Core Earnings” diluted earnings per common share(1)	$.59	$.43	$.73	$1.58	$2.09
“Core Earnings” return on assets	.59%	.45%	.86%	.56%	.87%
OTHER OPERATING STATISTICS
Average on-balance sheet student loans	$114,571	$108,865	$84,241	$108,360	$82,610
Average off-balance sheet student loans	41,526	43,432	48,226	43,195	46,027

Average Managed student loans	$156,097	$152,297	$132,467	$151,555	$128,637

Ending on-balance sheet student loans, net	$119,155	$110,626	$88,038
Ending off-balance sheet student loans, net	40,604	42,577	48,897

Ending Managed student loans, net	$159,759	$153,203	$136,935

Ending Managed FFELP Stafford and Other Student Loans, net	$44,270	$42,865	$39,787
Ending Managed FFELP Consolidation Loans, net	88,070	85,276	75,947
Ending Managed Private Education Loans, net	27,419	25,062	21,201

Ending Managed student loans, net	$159,759	$153,203	$136,935

(1)	In December 2004, the Company adopted the Emerging Issues Task Force (“EITF”) Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share,” as it relates to the Company’s $2 billion in contingently convertible debt instruments (“Co-Cos”) issued in May 2003. EITF No. 04-8 requires the shares underlying Co-Cos to be included in diluted earnings per common share computations regardless of whether the market price trigger or the conversion price has been met, using the “if-converted” method. The impact of Co-Cos to diluted earnings per common share is as follows:

	Quarters ended						Nine months ended
	September 30,		June 30,		September 30,		September 30,		September 30,
	2007		2007		2006		2007		2006
	(unaudited)		(unaudited)		(unaudited)		(unaudited)		(unaudited)

Impact of Co-Cos on GAAP diluted earnings per common share	$—	(A)	$(.03)		$—	(A)	$—	(A)	$(.07)
Impact of Co-Cos on “Core Earnings” diluted earnings per common share	$—		$—	(A)	$(.01)		$—	(A)	$(.04)

(A)	There is no impact on diluted earnings per common share because the effect of the assumed conversion is antidilutive. On July 25, 2007, the Co-Cos were called at par.

(2)	See explanation of “Core Earnings” performance measures under “Reconciliation of “Core Earnings’’ Net Income to GAAP Net Income.”

SLM CORPORATION

Consolidated Balance Sheets

(In thousands, except per share amounts)

	September 30,	June 30,	September 30,
	2007	2007	2006
	(unaudited)	(unaudited)	(unaudited)

Assets
FFELP Stafford and Other Student Loans (net of allowance for losses of $30,655; $11,337; and $7,649, respectively)	$34,108,560	$31,503,088	$22,613,604
FFELP Consolidation Loans (net of allowance for losses of $26,809; $12,746; and $10,720 respectively)	71,370,681	68,109,269	57,201,754
Private Education Loans (net of allowance for losses of $454,100; $427,904; and $274,974, respectively)	13,675,571	11,013,668	8,222,400
Other loans (net of allowance for losses of $21,738; $19,989; and $18,327, respectively)	1,193,405	1,178,052	1,257,252
Cash and investments	12,040,001	4,565,606	4,248,639
Restricted cash and investments	4,999,369	4,300,826	3,957,535
Retained Interest in off-balance sheet securitized loans	3,238,637	3,448,045	3,613,376
Goodwill and acquired intangible assets, net	1,354,141	1,356,620	1,333,123
Other assets	8,835,025	7,327,108	4,605,014

Total assets	$150,815,390	$132,802,282	$107,052,697

Liabilities
Short-term borrowings	$33,008,374	$9,758,465	$3,669,842
Long-term borrowings	108,860,988	114,365,577	94,816,563
Other liabilities	3,934,267	3,320,098	4,053,931

Total liabilities	145,803,629	127,444,140	102,540,336

Commitments and contingencies
Minority interest in subsidiaries	10,054	10,081	9,338
Stockholders’ equity
Preferred stock, par value $.20 per share, 20,000 shares authorized; Series A: 3,300; 3,300; and 3,300 shares, respectively, issued at stated value of $50 per share; Series B: 4,000; 4,000; and 4,000 shares, respectively, issued at stated value of $100 per share	565,000	565,000	565,000
Common stock, par value $.20 per share, 1,125,000 shares authorized: 439,660; 436,095; and 431,590 shares, respectively, issued	87,932	87,219	86,318
Additional paid-in capital	2,847,748	2,721,554	2,490,851
Accumulated other comprehensive income, net of tax	245,352	265,388	460,527
Retained earnings	2,437,639	2,790,674	1,928,204

Stockholders’ equity before treasury stock	6,183,671	6,429,835	5,530,900
Common stock held in treasury: 25,544; 23,477; and 22,229 shares, respectively	1,181,964	1,081,774	1,027,877

Total stockholders’ equity	5,001,707	5,348,061	4,503,023

Total liabilities and stockholders’ equity	$150,815,390	$132,802,282	$107,052,697

SLM CORPORATION

Consolidated Statements of Income

(In thousands, except per share amounts)

	Quarters ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2007	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$545,618	$511,300	$364,621	$1,507,680	$1,000,211
FFELP Consolidation Loans	1,145,473	1,087,254	916,091	3,247,573	2,579,017
Private Education Loans	392,737	329,351	254,747	1,060,509	729,796
Other loans	25,990	26,453	24,550	80,416	71,398
Cash and investments	211,303	141,524	141,083	466,731	361,847

Total interest income	2,321,121	2,095,882	1,701,092	6,362,909	4,742,269
Total interest expense	1,879,811	1,697,229	1,363,271	5,109,130	3,660,122

Net interest income	441,310	398,653	337,821	1,253,779	1,082,147
Less: provisions for loan losses	142,600	148,200	67,242	441,130	194,957

Net interest income after provisions for loan losses	298,710	250,453	270,579	812,649	887,190

Other income (loss):
Gains on student loan securitizations	—	—	201,132	367,300	902,417
Servicing and securitization revenue	28,883	132,987	187,082	413,808	368,855
Losses on loans and securities, net	(25,163)	(10,921)	(13,427)	(67,051)	(24,899)
Gains (losses) on derivative and hedging activities, net	(487,478)	821,566	(130,855)	(22,881)	(94,875)
Guarantor servicing fees	45,935	30,273	38,848	115,449	99,011
Debt management fees	76,306	80,237	122,556	243,865	304,329
Collections revenue	52,788	77,092	57,913	195,442	181,951
Other	106,684	89,004	87,923	292,121	234,380

Total other income (loss)	(202,045)	1,220,238	551,172	1,538,053	1,971,169
Operating expenses	355,899	398,800	353,494	1,110,873	993,405

Income (loss) before income taxes and minority interest in net earnings of subsidiaries	(259,234)	1,071,891	468,257	1,239,829	1,864,954
Income taxes	84,449	104,724	203,686	499,187	722,559

Income (loss) before minority interest in net earnings of subsidiaries	(343,683)	967,167	264,571	740,642	1,142,395
Minority interest in net earnings of subsidiaries	77	696	1,099	1,778	3,544

Net income (loss)	(343,760)	966,471	263,472	738,864	1,138,851
Preferred stock dividends	9,274	9,156	9,221	27,523	26,309

Net income (loss) attributable to common stock	$(353,034)	$957,315	$254,251	$711,341	$1,112,542

Basic earnings (loss) per common share	$(.85)	$2.32	$.62	$1.73	$2.71

Average common shares outstanding	412,944	411,870	410,034	411,958	411,212

Diluted earnings (loss) per common share	$(.85)	$1.03	$.60	$1.69	$2.56

Average common and common equivalent shares outstanding	412,944	452,406	449,841	420,305	452,012

Dividends per common share	$—	$—	$.25	$.25	$.72

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Quarter ended September 30, 2007
			Corporate	Total ‘‘Core		Total
	Lending	APG	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$729,255	$—	$—	$729,255	$(183,637)	$545,618
FFELP Consolidation Loans	1,445,108	—	—	1,445,108	(299,635)	1,145,473
Private Education Loans	753,295	—	—	753,295	(360,558)	392,737
Other loans	25,990	—	—	25,990	—	25,990
Cash and investments	250,463	—	6,039	256,502	(45,199)	211,303

Total interest income	3,204,111	—	6,039	3,210,150	(889,029)	2,321,121
Total interest expense	2,533,909	6,632	5,282	2,545,823	(666,012)	1,879,811

Net interest income (loss)	670,202	(6,632)	757	664,327	(223,017)	441,310
Less: provisions for loan losses	199,591	—	—	199,591	(56,991)	142,600

Net interest income (loss) after provisions for loan losses	470,611	(6,632)	757	464,736	(166,026)	298,710
Fee income	—	76,306	45,935	122,241	—	122,241
Collections revenue	—	52,534	—	52,534	254	52,788
Other income	45,745	—	62,843	108,588	(485,662)	(377,074)

Total other income (loss)	45,745	128,840	108,778	283,363	(485,408)	(202,045)
Operating expenses(1)	163,855	94,625	78,882	337,362	18,537	355,899

Income (loss) before income taxes and minority interest in net earnings of subsidiaries	352,501	27,583	30,653	410,737	(669,971)	(259,234)
Income tax expense (benefit)(2)	130,425	10,206	11,342	151,973	(67,524)	84,449
Minority interest in net earnings of subsidiaries	—	77	—	77	—	77

Net income (loss)	$222,076	$17,300	$19,311	$258,687	$(602,447)	$(343,760)

(1)	Operating expenses for the Lending, APG, and Corporate and Other business segments include $4 million, $2 million, and $2 million, respectively, of stock option compensation expense.

(2)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

	Quarter ended June 30, 2007
			Corporate	Total “Core		Total
	Lending	APG	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$718,624	$—	$—	$718,624	$(207,324)	$511,300
FFELP Consolidation Loans	1,391,015	—	—	1,391,015	(303,761)	1,087,254
Private Education Loans	692,499	—	—	692,499	(363,148)	329,351
Other loans	26,453	—	—	26,453	—	26,453
Cash and investments	182,644	—	7,197	189,841	(48,317)	141,524

Total interest income	3,011,235	—	7,197	3,018,432	(922,550)	2,095,882
Total interest expense	2,371,441	6,612	5,425	2,383,478	(686,249)	1,697,229

Net interest income (loss)	639,794	(6,612)	1,772	634,954	(236,301)	398,653
Less: provisions for loan losses	246,981	—	—	246,981	(98,781)	148,200

Net interest income (loss) after provisions for loan losses	392,813	(6,612)	1,772	387,973	(137,520)	250,453
Fee income	—	80,233	30,273	110,506	4	110,510
Collections revenue	—	77,412	—	77,412	(320)	77,092
Other income	59,458	—	48,141	107,599	925,037	1,032,636

Total other income	59,458	157,645	78,414	295,517	924,721	1,220,238
Operating expenses(1)	181,650	96,307	104,432	382,389	16,411	398,800

Income (loss) before income taxes and minority interest in net earnings of subsidiaries	270,621	54,726	(24,246)	301,101	770,790	1,071,891
Income tax expense (benefit)(2)	100,130	20,248	(8,971)	111,407	(6,683)	104,724
Minority interest in net earnings of subsidiaries	—	696	—	696	—	696

Net income (loss)	$170,491	$33,782	$(15,275)	$188,998	$777,473	$966,471

(1)	Operating expenses for the Lending, APG, and Corporate and Other business segments include $13 million, $4 million, and $6 million, respectively, of stock option compensation expense.

(2)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

	Quarter ended September 30, 2006
			Corporate	Total “Core		Total
	Lending	APG	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$701,615	$—	$—	$701,615	$(336,994)	$364,621
FFELP Consolidation Loans	1,241,999	—	—	1,241,999	(325,908)	916,091
Private Education Loans	557,787	—	—	557,787	(303,040)	254,747
Other loans	24,550	—	—	24,550	—	24,550
Cash and investments	206,837	—	2,782	209,619	(68,536)	141,083

Total interest income	2,732,788	—	2,782	2,735,570	(1,034,478)	1,701,092
Total interest expense	2,124,587	6,088	3,515	2,134,190	(770,919)	1,363,271

Net interest income (loss)	608,201	(6,088)	(733)	601,380	(263,559)	337,821
Less: provisions for loan losses	79,774	—	(3)	79,771	(12,529)	67,242

Net interest income (loss) after provisions for loan losses	528,427	(6,088)	(730)	521,609	(251,030)	270,579
Fee income	—	122,556	38,848	161,404	—	161,404
Collections revenue	—	57,744	—	57,744	169	57,913
Other income	46,074	—	40,988	87,062	244,793	331,855

Total other income	46,074	180,300	79,836	306,210	244,962	551,172
Operating expenses(1)	156,168	91,341	69,644	317,153	36,341	353,494

Income before income taxes and minority interest in net earnings of subsidiaries	418,333	82,871	9,462	510,666	(42,409)	468,257
Income tax expense(2)	154,783	30,662	3,502	188,947	14,739	203,686
Minority interest in net earnings of subsidiaries	—	1,099	—	1,099	—	1,099

Net income	$263,550	$51,110	$5,960	$320,620	$(57,148)	$263,472

(1)	Operating expenses for the Lending, APG, and Corporate and Other business segments include $8 million, $4 million, and $4 million, respectively, of stock option compensation expense.

(2)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

	Nine months ended September 30, 2007
			Corporate	Total “Core		Total
	Lending	APG	and Other	Earnings”	Adjustments	GAAP
			(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$2,143,232	$—	$—	$2,143,232	$(635,552)	$1,507,680
FFELP Consolidation Loans	4,167,358	—	—	4,167,358	(919,785)	3,247,573
Private Education Loans	2,103,378	—	—	2,103,378	(1,042,869)	1,060,509
Other loans	80,416	—	—	80,416	—	80,416
Cash and investments	594,784	—	15,371	610,155	(143,424)	466,731

Total interest income	9,089,168	—	15,371	9,104,539	(2,741,630)	6,362,909
Total interest expense	7,125,486	19,931	16,275	7,161,692	(2,052,562)	5,109,130

Net interest income (loss)	1,963,682	(19,931)	(904)	1,942,847	(689,068)	1,253,779
Less: provisions for loan losses	644,502	—	606	645,108	(203,978)	441,130

Net interest income (loss) after provisions for loan losses	1,319,180	(19,931)	(1,510)	1,297,739	(485,090)	812,649
Fee income	—	243,865	115,449	359,314	—	359,314
Collections revenue	—	195,268	—	195,268	174	195,442
Other income	149,621	—	162,301	311,922	671,375	983,297

Total other income	149,621	439,133	277,750	866,504	671,549	1,538,053
Operating expenses(1)	517,068	284,180	250,819	1,052,067	58,806	1,110,873

Income before income taxes and minority interest in net earnings of subsidiaries	951,733	135,022	25,421	1,112,176	127,653	1,239,829
Income tax expense(2)	352,141	49,958	9,406	411,505	87,682	499,187
Minority interest in net earnings of subsidiaries	—	1,778	—	1,778	—	1,778

Net income	$599,592	$83,286	$16,015	$698,893	$39,971	$738,864

(1)	Operating expenses for the Lending, APG, and Corporate and Other business segments include $26 million, $9 million, and $12 million, respectively, of stock option compensation expense.

(2)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

	Nine months ended September 30, 2006
			Corporate	Total “Core		Total
	Lending	APG	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$2,070,275	$—	$—	$2,070,275	$(1,070,064)	$1,000,211
FFELP Consolidation Loans	3,384,316	—	—	3,384,316	(805,299)	2,579,017
Private Education Loans	1,471,976	—	—	1,471,976	(742,180)	729,796
Other loans	71,398	—	—	71,398	—	71,398
Cash and investments	507,175	—	4,764	511,939	(150,092)	361,847

Total interest income	7,505,140	—	4,764	7,509,904	(2,767,635)	4,742,269
Total interest expense	5,687,482	16,710	6,138	5,710,330	(2,050,208)	3,660,122

Net interest income (loss)	1,817,658	(16,710)	(1,374)	1,799,574	(717,427)	1,082,147
Less: provisions for loan losses	214,603	—	(16)	214,587	(19,630)	194,957

Net interest income (loss) after provisions for loan losses	1,603,055	(16,710)	(1,358)	1,584,987	(697,797)	887,190
Fee income	—	304,329	99,011	403,340	—	403,340
Collections revenue	—	181,497	—	181,497	454	181,951
Other income	137,417	—	95,335	232,752	1,153,126	1,385,878

Total other income	137,417	485,826	194,346	817,589	1,153,580	1,971,169
Operating expenses(1)	480,768	265,964	178,391	925,123	68,282	993,405

Income before income taxes and minority interest in net earnings of subsidiaries	1,259,704	203,152	14,597	1,477,453	387,501	1,864,954
Income tax expense(2)	466,091	75,166	5,401	546,658	175,901	722,559
Minority interest in net earnings of subsidiaries	—	3,544	—	3,544	—	3,544

Net income	$793,613	$124,442	$9,196	$927,251	$211,600	$1,138,851

(1)	Operating expenses for the Lending, APG, and Corporate and Other business segments include $26 million, $9 million, and $13 million, respectively, of stock option compensation expense.

(2)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Reconciliation of “Core Earnings” Net Income to GAAP Net Income

(In thousands, except per share amounts)

	Quarters ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2007	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

“Core Earnings” net income(A)	$258,687	$188,998	$320,620	$698,893	$927,251
“Core Earnings” adjustments:
Net impact of securitization accounting	(157,050)	(15,071)	159,468	249,364	600,490
Net impact of derivative accounting	(453,949)	841,564	(112,699)	55,891	13,162
Net impact of Floor Income	(40,390)	(39,246)	(52,781)	(118,657)	(157,683)
Net impact of acquired intangibles	(18,582)	(16,457)	(36,397)	(58,945)	(68,468)

Total “Core Earnings” adjustments before income taxes and minority interest in net earnings of subsidiaries	(669,971)	770,790	(42,409)	127,653	387,501
Net tax effect(B)	67,524	6,683	(14,739)	(87,682)	(175,901)

Total “Core Earnings” adjustments	(602,447)	777,473	(57,148)	39,971	211,600

GAAP net income (loss)	$(343,760)	$966,471	$263,472	$738,864	$1,138,851

GAAP diluted earnings (loss) per common share	$(.85)	$1.03	$.60	$1.69	$2.56

(A) “Core Earnings” diluted earnings per common share	$.59	$.43	$.73	$1.58	$2.09

(B)	Such tax effect is based upon the Company’s “Core Earnings” effective tax rate for the year. The net tax effect results primarily from the exclusion of the permanent income tax impact of the equity forward contracts.

“Core Earnings”

In accordance with the Rules and Regulations of the Securities and Exchange Commission (“SEC”), we prepare financial statements in accordance with generally accepted accounting principles in the United States of America (“GAAP”). In addition to evaluating the Company’s GAAP-based financial information, management evaluates the Company’s business segments on a basis that, as allowed under SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” differs from GAAP. We refer to management’s basis of evaluating our segment results as “Core Earnings” presentations for each business segment and we refer to this information in our presentations with credit rating agencies and lenders. While “Core Earnings” are not a substitute for reported results under GAAP, we rely on “Core Earnings” to manage each operating segment because we believe these measures provide additional information regarding the operational and performance indicators that are most closely assessed by management.

Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. “Core Earnings” net income reflects only current period adjustments to GAAP net income as described below. Unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting and as a result, our management reporting is not necessarily comparable with similar information for any other financial institution. Our operating segments are defined by the products and services they offer or the types of customers they serve, and they reflect the manner in which financial information is currently evaluated by management. Intersegment revenues and expenses are netted within the appropriate financial statement line items consistent with the income statement presentation provided to management. Changes in management structure or allocation methodologies and procedures may result in changes in reported segment financial information. A more detailed discussion of the differences between GAAP and “Core Earnings” follows.

Limitations of “Core Earnings”

While GAAP provides a uniform, comprehensive basis of accounting, for the reasons described above, management believes that “Core Earnings” are an important additional tool for providing a more complete understanding of the Company’s results of operations. Nevertheless, “Core Earnings” are subject to certain general and specific limitations that investors should carefully consider. For example, as stated above, unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. Unlike GAAP, “Core Earnings” reflect only current period adjustments to GAAP. Accordingly, the Company’s “Core Earnings” presentation does not represent a comprehensive basis of accounting. Investors, therefore, may not compare our Company’s performance with that of other financial services companies based upon “Core Earnings.” “Core Earnings” results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely used by management, the Company’s board of directors, rating agencies and lenders to assess performance.

Other limitations arise from the specific adjustments that management makes to GAAP results to derive “Core Earnings” results. For example, in reversing the unrealized gains and losses that result from SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” on derivatives that do not qualify for “hedge treatment,” as well as on derivatives that do qualify but are in part ineffective because they are not perfect hedges, we focus on the long-term economic effectiveness of those instruments relative to the underlying hedged item and isolate the effects of interest rate volatility, changing credit spreads and changes in our stock price on the fair value of such instruments during the period. Under GAAP, the effects of these factors on the fair value of the derivative instruments (but not on the underlying hedged item) tend to show more volatility in the short term. While our presentation of our results on a “Core Earnings” basis provides important information regarding the performance of our Managed portfolio, a limitation of this presentation is that we are presenting the ongoing spread income on loans that have been sold to a trust managed by us. While we believe that our “Core Earnings” presentation presents the economic substance of our Managed loan portfolio, it understates earnings volatility from securitization gains. Our “Core Earnings” results exclude certain Floor Income, which is real cash income, from our reported results and therefore may understate earnings in certain periods. Management’s financial planning and valuation of operating results, however, does not take into account Floor Income because of its inherent uncertainty, except when it is economically hedged through Floor Income Contracts.

Pre-Tax Differences between “Core Earnings” and GAAP

Our “Core Earnings” are the primary financial performance measures used by management to evaluate performance and to allocate resources. Accordingly, financial information is reported to management on a “Core Earnings” basis by reportable segment, as these are the measures used regularly by our chief operating decision maker. Our “Core Earnings” are used in developing our financial plans and tracking results, and also in establishing corporate performance targets and determining incentive compensation. Management believes this information provides additional insight into the financial performance of the Company’s core business activities. “Core Earnings” net income reflects only current period adjustments to GAAP net income, as described in the more detailed discussion of the differences between “Core Earnings” and GAAP that follows, which includes further detail on each specific adjustment required to reconcile our “Core Earnings” segment presentation to our GAAP earnings.

1)	Securitization Accounting: Under GAAP, certain securitization transactions in our Lending operating segment are accounted for as sales of assets. Under “Core Earnings” for the Lending operating segment, we present all securitization transactions on a “Core Earnings” basis as long-term non-recourse financings. The upfront “gains” on sale from securitization transactions as well as ongoing “servicing and securitization revenue” presented in accordance with GAAP are excluded from “Core Earnings” and are replaced by the interest income, provisions for loan losses, and interest expense as they are earned or incurred on the securitization loans. We also exclude transactions with our off-balance sheet trusts from “Core Earnings” as they are considered intercompany transactions on a “Core Earnings” basis.

2)	Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses arising primarily in our Lending operating segment, and to a lesser degree in our Corporate and Other reportable segment, that are caused primarily by the one-sided mark-to-market derivative valuations prescribed by SFAS No. 133 on derivatives that do not qualify for “hedge treatment” under GAAP. In our “Core Earnings” presentation, we recognize the economic effect of these hedges, which generally results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item’s life. “Core Earnings” also exclude the gain or loss on equity forward contracts that under SFAS No. 133, are required to be accounted for as derivatives and are marked-to-market through earnings.

3)	Floor Income: The timing and amount (if any) of Floor Income earned in our Lending operating segment is uncertain and in excess of expected spreads. Therefore, we exclude such income from “Core Earnings” when it is not economically hedged. We employ derivatives, primarily Floor Income Contracts and futures, to economically hedge Floor Income. As discussed above in “Derivative Accounting,” these derivatives do not qualify as effective accounting hedges, and therefore, under GAAP, they are marked-to-market through the “gains (losses) on derivative and hedging activities, net” line on the income statement with no offsetting gain or loss recorded for the economically hedged items. For “Core Earnings,” we reverse the fair value adjustments on the Floor Income Contracts and futures economically hedging Floor Income and include the amortization of net premiums received in income.

4)	Acquired Intangibles: Our “Core Earnings” exclude goodwill and intangible impairment and the amortization of acquired intangibles.